EXHIBIT 5.1

March 12, 2019

Shiloh Industries, Inc.

880 Steel Drive

Valley City, Ohio 44280

Re: Registration Statement on Form S-8 Filed by Shiloh Industries, Inc.

Ladies and Gentlemen:

I have acted as counsel for Shiloh Industries, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), a maximum of 1,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share to be issued under the Shiloh Industries, Inc. 2019 Equity and Incentive Compensation Plan (the “Plan”). In connection with the opinion expressed herein, I have examined such documents, records and matters of law as I have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, I am of the opinion that the Shares that may be issued or delivered and sold pursuant to the Plan and the authorized forms of stock option, restricted stock, or other applicable award agreements thereunder (the “Award Agreements”) will be, when issued or delivered and sold in accordance with the Plan and the Award Agreements, validly issued, fully paid, and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and I express no opinion as to the effects of any other law of the State of Delaware or the laws of any other jurisdiction on the opinion expressed herein. I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Kenton Bednarz
Kenton Bednarz
Secretary and Vice President, Legal and Government Affairs